FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-171508-01

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

GSMS 2011-GC5 20110919 - Price/Yield - A2							DM v5.0.164	subs v3.3

Balance	$476,574,000.00	Delay	9	WAC	5.383	WAM	98.9
Coupon	3.042	Dated	10/01/2011	NET	5.309	WALA	4.1
Settle	10/13/2011	First Payment	11/10/2011

Price	Top 10 loans default	A2 breakeven	A3 breakeven	A4 breakeven
	Yield	Yield	Yield	Yield
100.00000	3.028	3.023	3.031	3.038

WAL	2.39	2.06	2.70	3.51
Principal Writedown	0.00 (0.00%)	298.39 (0.00%)	0.00 (0.00%)	0.00 (0.00%)
Total Collat Loss (Collat Maturity)	461,747,037.93 (26.46%)	794,662,839.73 (45.53%)	693,495,188.09 (39.74%)	523,581,215.05 (30.00%)
Total Collat Liquidation (Collat Maturity)	913,589,715.96 (52.35%)	1,569,792,467.62 (89.95%)	1,369,126,708.84 (78.45%)	1,033,122,574.43 (59.20%)

CMT_3MO	0.010	0.010	0.010	0.010
CMT_6MO	0.041	0.041	0.041	0.041
CMT_2YR	0.218	0.218	0.218	0.218
CMT_5YR	0.902	0.902	0.902	0.902
CMT_10YR	1.997	1.997	1.997	1.997
CMT_30YR	3.327	3.327	3.327	3.327
Default	0 CDR	36.007 CDR	23.118 CDR	13.264 CDR
Loss Severity	0%	50%	50%	50%
Servicer Advances	100%	100%	100%	100%
Liquidation Lag	0	12	12	12

Swap Curve	Mat 2YR 3YR 4YR 5YR 6YR 7YR 8YR 9YR 10YR
	Yld 0.479 0.620 0.867 1.154 1.434 1.664 1.859 2.018 2.155

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GSMS 2011-GC5 20110919 - Price/Yield - A3							DM v5.0.164 subs v3.3

Balance	$86,430,000.00	Delay	9	WAC	5.383	WAM	98.9
Coupon	3.750	Dated	10/01/2011	NET	5.309	WALA	4.1
Settle	10/13/2011	First Payment	11/10/2011

Price	Top 10 loans default	A2 breakeven	A3 breakeven	A4 breakeven
	Yield	Yield	Yield	Yield
101.00000	3.520	1.465	3.518	3.525

WAL	4.64	3.46	4.61	4.74
Principal Writedown	0.00 (0.00%)	6,011,081.12 (6.95%)	840.42 (0.00%)	0.00 (0.00%)
Total Collat Loss (Collat Maturity)	461,747,037.93 (26.46%)	794,662,839.73 (45.53%)	693,495,188.09 (39.74%)	523,581,215.05 (30.00%)
Total Collat Liquidation (Collat Maturity)	913,589,715.96 (52.35%)	1,569,792,467.62 (89.95%)	1,369,126,708.84 (78.45%)	1,033,122,574.43 (59.20%)

CMT_3MO	0.010	0.010	0.010	0.010
CMT_6MO	0.041	0.041	0.041	0.041
CMT_2YR	0.218	0.218	0.218	0.218
CMT_5YR	0.902	0.902	0.902	0.902
CMT_10YR	1.997	1.997	1.997	1.997
CMT_30YR	3.327	3.327	3.327	3.327
Default	0 CDR	36.007 CDR	23.118 CDR	13.264 CDR
Loss Severity	0%	50%	50%	50%
Servicer Advances	100%	100%	100%	100%
Liquidation Lag	0	12	12	12

Swap Curve	Mat 2YR 3YR 4YR 5YR 6YR 7YR 8YR 9YR 10YR
	Yld 0.479 0.620 0.867 1.154 1.434 1.664 1.859 2.018 2.155

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GSMS 2011-GC5 20110919 - Price/Yield - A4							DM v5.0.164 subs v3.3

Balance	$568,249,000.00	Delay	9	WAC	5.383	WAM	98.9
Coupon	4.049	Dated	10/01/2011	NET	5.309	WALA	4.1
Settle	10/13/2011	First Payment	11/10/2011

Price	Top 10 loans default	A2 breakeven	A3 breakeven	A4 breakeven
	Yield	Yield	Yield	Yield
101.00000	3.923	-6.202	-0.554	3.923

WAL	8.26	5.16	6.83	8.27
Principal Writedown	0.00 (0.00%)	265,086,653.28 (46.65%)	169,929,540.73 (29.90%)	16,408.11 (0.00%)
Total Collat Loss (Collat Maturity)	461,747,037.93 (26.46%)	794,662,839.73 (45.53%)	693,495,188.09 (39.74%)	523,581,215.05 (30.00%)
Total Collat Liquidation (Collat Maturity)	913,589,715.96 (52.35%)	1,569,792,467.62 (89.95%)	1,369,126,708.84 (78.45%)	1,033,122,574.43 (59.20%)

CMT_3MO	0.010	0.010	0.010	0.010
CMT_6MO	0.041	0.041	0.041	0.041
CMT_2YR	0.218	0.218	0.218	0.218
CMT_5YR	0.902	0.902	0.902	0.902
CMT_10YR	1.997	1.997	1.997	1.997
CMT_30YR	3.327	3.327	3.327	3.327
Default	0 CDR	36.007 CDR	23.118 CDR	13.264 CDR
Loss Severity	0%	50%	50%	50%
Servicer Advances	100%	100%	100%	100%
Liquidation Lag	0	12	12	12

Swap Curve	Mat 2YR 3YR 4YR 5YR 6YR 7YR 8YR 9YR 10YR
	Yld 0.479 0.620 0.867 1.154 1.434 1.664 1.859 2.018 2.155

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.